Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Spirit Aviation Holdings, Inc. 2025 Incentive Award Plan of our reports dated March 3, 2025, with respect to the consolidated financial statements of Spirit Airlines, Inc. and the effectiveness of internal control over financial reporting of Spirit Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

April 21, 2025